Exhibit 99.2

Perfect Moment Announces Closing of Initial Public Offering

LONDON, February 12, 2024 – Perfect Moment Ltd. (“Perfect Moment”) (NYSE American: PMNT), a luxury lifestyle brand that combines fashion and technical performance for its ranges of skiwear, outerwear, swimwear and activewear, today announced the closing of its initial public offering of 1,334,000 shares of its common stock at a public offering price of $6.00 per share, for gross proceeds of approximately $8 million, before deducting underwriting discounts and offering expenses. In addition, Perfect Moment has granted the underwriters a 45-day option to purchase up to an additional 200,100 shares of common stock to cover over-allotments, if any, at the initial public offering price, less the underwriting discount.

The Company intends to use the proceeds for general corporate purposes, including working capital, sales and marketing activities and general and administrative matters.

ThinkEquity and Laidlaw & Company (UK) Ltd. acted as joint book-running managers for the offering.

A registration statement on Form S-1 relating to the shares has been filed with, and declared effective by the Securities and Exchange Commission (“SEC”). This offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004 and on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Perfect Moment

Perfect Moment is a luxury lifestyle brand that combines fashion and technical performance for its ranges of skiwear, outerwear, swimwear and activewear. Perfect Moment creates apparel and products that feature what it believes is an unmatched combination of fashion, form, function and fun for women, men and children.

The idea for the Perfect Moment brand was born in Chamonix, France in 1984, when the professional skier and extreme sports filmmaker, Thierry Donard, began making apparel for his team of free-ride skiers and surfers. Donard used his experience to create designs that were characterized by quality, style and performance to enable his athletes to achieve their perfect ski-run or perfect wave-ride: that “perfect moment.” His designs – combining high performance materials with daring prints and colors – were inspired by his team of free-ride skiers and surfers. Today, the brand continues to draw on its rich heritage of performance garments and statement designs. Retro-inspired vivid and bold color palettes complement technical fabrics to deliver fashion, form, function and fun for women, men and children. Learn more at https://www.perfectmoment.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Perfect Moment’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Perfect Moment undertakes no duty to update such information except as required under applicable law.

Contacts

Media

press@perfectmoment.com